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                                                                     EXHIBIT 8.1


                 [LETTERHEAD OF VINSON & ELKINS APPEARS HERE]


                                August 24, 1995

BancTec, Inc.
4435 Spring Valley Road
Dallas, Texas 75244

Gentlemen:

     You have requested our opinion as to the discussion of the material federal income tax consequences of the Merger set forth in the Prospectus forming a part of the Company's Registration Statement of Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the meanings specified in the Registration Statement.

     We have reviewed the discussion set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences," and in our opinion the discussion and the legal conclusions set forth therein are accurate and complete in all material respects.

     Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and assumptions set forth in the Registration Statement. Our opinion is also based upon existing provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated on proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Vinson & Elkins L.L.P. under the headings "Certain Federal Income Tax Consequences" and "Legal Opinions" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of the persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ VINSON & ELKINS L.L.P.
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